UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 27, 2006
(Date of report; date of
earliest event reported)
Commission file number: 0-51438
RESIDENTIAL CAPITAL, LLC
(Exact name of registrant as specified in its charter)

Delaware	20-1770738
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
8400 Normandale Lake Boulevard
Minneapolis, Minnesota
55437
(Address of principal executive offices)
(Zip Code)
(952) 857-8700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On November 27, 2006, the Board of Directors of Residential Capital, LLC (“ResCap”) declared a dividend, payable in one or more installments, in an amount equal to the net increase in equity resulting from the release of all tax-related accounts of ResCap and certain of its domestic subsidiaries (on a consolidated basis) as a result of the conversion of such entities to limited liability companies and their subsequent election to be treated as a multi-member limited liability company for federal income tax purposes. Although the total amount of such dividend will not be determined until after the closing of the Transactions (as defined below), ResCap paid the first installment of such dividend in the amount of $575 million on November 28, 2006. ResCap, General Motors Corporation (“GM”) and GMAC LLC (“GMAC”) executed an Amended and Restated Operating Agreement, dated as of November 27, 2006, to exclude the declaration and payment of this dividend from all provisions of the Amended and Restated Operating Agreement. The original Operating Agreement was also amended to reflect, among other things, ResCap’s and GMAC’s conversion to limited liability companies and to remove limitations on the prepayments of subordinated debt owed by ResCap to GMAC (as all such amounts have been previously repaid). On November 30, 2006, in connection with the Transactions, the Operating Agreement was further amended to remove GM as a party. The amendments to the original Operating Agreement were approved by ResCap’s Board of Directors (including both independent directors). The foregoing description of the material terms of the Amended and Restated Operating Agreement is qualified by reference to the Amended and Restated Operating Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
On November 30, 2006, GM, GMAC, GM Finance Co. Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of GM (“Holdco”), and FIM Holdings LLC, a Delaware limited liability company (“Purchaser”), completed a series of transactions pursuant to which GM sold to Purchaser common limited liability company interests of GMAC representing 51% of the aggregate common limited liability company interests of GMAC for a purchase price of $7.353 billion (the “Transactions”). In connection with the Transactions, various intercompany agreements to which ResCap is or was a party were amended or terminated, as described in the following paragraphs.
The Services and Facilities Agreement between ResCap, GM and GMAC was amended to remove GM as a party. The foregoing description of the material terms of the Amended and Restated Services and Facilities Agreement is qualified by reference to the Amended and Restated Facilities and Services Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
The Trademark License Agreement, dated June 24, 2005, among ResCap, GM and GMAC was terminated. The Termination Agreement is attached hereto as Exhibit 10.3. ResCap and GMAC entered into an Intellectual Property Sublicense Agreement (the “Sublicense Agreement”). Under the Sublicense Agreement, GMAC has sublicensed to ResCap on a worldwide, nonexclusive, nontransferable basis the right to use the intellectual property that has been licensed by GM to GMAC pursuant to an Intellectual Property License Agreement, dated November 30, 2006 (the “License Agreement”). The Sublicense Agreement does not provide for the payment of royalties to GMAC for the use of such intellectual property, although GMAC has reserved the right to charge ResCap for such use in the future. The Sublicense Agreement terminates when the License Agreement is terminated or earlier under certain circumstances. The initial term of the License Agreement expires on November 30, 2016, and thereafter will be automatically renewed for successive periods of one year unless the License Agreement is terminated by GM or GMAC at the end of a term, such termination requiring three years’ notice, or earlier under certain circumstances. The foregoing description of the material terms of the Sublicense Agreement is qualified by reference to the Sublicense Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.
Termination of Material Definitive Agreement
As described above, the Trademark License Agreement, dated June 24, 2005, among ResCap, GM and GMAC was terminated on November 30, 2006. Under the Trademark License Agreement, GM and GMAC had provided ResCap with a fully paid, royalty free, non-exclusive license to use certain of their trademarks, including the GM and GMAC marks, in connection with the marketing and performance of ResCap’s business. The Termination Agreement is attached hereto as Exhibit 10.3.
Item 9.01. Financial Statements and Exhibits
(a) Financial statements of businesses acquired.
     None.
(b) Pro forma financial information.
     None.
(c) Shell company transactions.
     None.
(d) Exhibits.
     A list of exhibits filed herewith immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL, LLC (Registrant)
Dated: November 30, 2006	/s/ James R. Giertz
James R. Giertz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Operating Agreement, dated November 27, 2006

10.2	Amended and Restated Services and Facilities Agreement, dated November 30, 2006

10.3	Termination Agreement, dated November 30, 2006

10.4	Intellectual Property Sublicense Agreement, dated November 30, 2006

5